GENERAL SECURITY AGREEMENT


            GENERAL SECURITY AGREEMENT, dated as of September __, 1997, made by SONICS & MATERIALS, INC., a Delaware corporation ("Obligor"), to BROWN BROTHERS HARRIMAN & CO., a private bank (the "Secured Party").

            SECTION 1. Grant of Security Interest. Obligor hereby grants to Secured Party a security interest in the following property, whether now owned or hereafter arising or acquired (collectively, the "Collateral"):

                  (a) all of Obligor's accounts, general intangibles, chattel paper, and instruments (collectively, the "Receivables,");

                  (b)   all of Obligor's inventory and documents;

                  (c) all of Obligor's equipment (whether or not constituting fixtures);

                  (d) all of Obligor's financial assets and investment property; and

                  (e) all proceeds and products of any of the foregoing, including insurance payable by reason of loss or damage.

            Obligor represents and warrants that it is the sole owner of the Collateral and has the legal right to grant to Secured Party a security interest therein, and that the Collateral is free and clear of all other liens, security interests and encumbrances.

            SECTION 2.  Security for  Liabilities.  This  Agreement  secures the payment and performance of all indebtedness, obligations, and liabilities of every kind and nature (whether primary or secondary, direct or indirect, absolute or contingent, sole, joint, or several, secured or unsecured, similar or dissimilar, or related or unrelated), heretofore, now, or hereafter contracted or acquired, of Obligor to Secured Party (collectively, the "Liabilities").

            SECTION 3. Obligor Remains Liable. Anything herein to the contrary notwithstanding, (a) Obligor shall remain liable under its contracts and agreements included in the Collateral to the extent set forth therein to perform all of Obligor's duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release Obligor from any of its duties or obligations under its contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Obligor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            SECTION 4. Further Assurances. (a) Obligor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Obligor will: (i) upon request by Secured Party, mark conspicuously each item of chattel paper included in its Receivables and each of its records pertaining to any of the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such chattel paper or Collateral is subject to the security interest granted hereby; (ii) if any of its Receivables shall be evidenced by a promissory note or other instrument, deliver and pledge to Secured Party hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  (b) Obligor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Obligor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) Obligor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may request, all in reasonable detail.

            SECTION 5. Insurance. Obligor shall, at its own expense, maintain liability and casualty insurance with respect to its business and property with responsible and reputable insurance companies or associations satisfactory to Secured Party in such amounts and covering such risks as are acceptable to or specified by Secured Party, taking into account, among other factors, such amounts and risks as are usually carried by persons engaged in similar businesses and owning similar properties in the same general areas in which Obligor operates. Each policy for liability insurance shall provide for payment to or on behalf of Obligor and Secured Party, as their interests may appear. Each policy of property damage insurance shall provide for all losses to be paid to Secured Party. Each policy of property damage insurance shall in addition (a) name Secured Party as an insured party thereunder (without any representation or warranty by or obligation upon Secured Party), (b) contain an agreement by the insurer that any loss thereunder shall be payable to, or on behalf of, as the case may be, Secured Party notwithstanding any action, inaction, or breach of representation or warranty by the Obligor, (c) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto, and (d) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to Secured Party by the insurer. Obligor shall, if so requested by Secured Party, deliver to Secured Party original or duplicate policies of insurance maintained pursuant hereto and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Obligor shall, at the request of Secured Party, duly execute and deliver instruments or assignment of such insurance policies to comply with the requirements of Section 5 and cause the respective insurers to acknowledge notice of such assignments.

            SECTION 6. Certain Covenants as to Inventory and Equipment. Obligor shall:

            (a) Keep its inventory and equipment in the places specified therefor on Schedule 1 hereto (other than inventory sold or leased in the ordinary course of business) or, upon 30 days' prior written notice to Secured Party, at such other places as shall be identified in such notice and which are in jurisdictions where all action required by Section 4 shall have been taken with respect to such inventory and equipment.

            (b) Cause its equipment to be maintained and preserved in the same condition, repair, and working order as when new, ordinary wear and tear excepted, and, in the case of any material loss or damage to any of its equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end.

            (c) Pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon it, and all claims (including claims for labor, materials and supplies) against its inventory and equipment.

            (d) After the occurrence and during the existence of an Event of Default (as hereinafter defined), receive in trust for the benefit of Secured Party all amounts and proceeds received or collected by such Obligor in respect of its inventory and equipment, segregate such amounts and proceeds from other funds of such Obligor, and forthwith pay such amounts and proceeds over to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in Section 14(b).

            SECTION 7.  Certain Covenants as to Receivables.
Obligor shall:

            (a) Keep its chief place of business and chief executive office and the offices where it keeps its records, including all computer hardware and software, concerning its Receivables, and all originals of all chattel paper which evidence any such Receivables at the places specified in Schedule 1 hereto or, upon 30 days' prior written notice to Secured Party, at such other locations as shall be identified in such notice and which are in a jurisdiction where all action required by Section 4 shall have been taken with respect to its Receivables. Obligor will hold and preserve such records and chattel paper and will, upon reasonable notice, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper. Obligor shall immediately endorse and deliver to Secured Party each instrument included in the Receivables. Obligor shall immediately notify Secured Party if any of its accounts arise out of contracts with the United States or any agency or instrumentality thereof, and execute any instruments and take any steps required by Secured Party in order that all moneys due and to become due under such contracts shall be assigned to Secured Party and notice given to the Government under the Federal Assignment of Claims Act.

            (b) From time to time upon request, Obligor shall provide Secured Party with (i) schedules describing all accounts, (ii) additional schedules describing other Receivables, and (iii) specific written assignments to Secured Party of any of its Receivables. Any failure to execute or deliver any schedule or assignment shall not, however, affect or limit any security interest or other right of Secured Party in and to any Receivable. Upon Secured Party's request, Obligor shall also furnish to Secured Party copies of invoices to customers and shipping and delivery receipts or warehouse receipts relating thereto, as well as such other documents and instruments as Secured Party may reasonably request in connection with any Receivable.

            (c) Obligor shall promptly notify Secured Party of all returns, repossessions and recoveries of goods covered by the Receivables and of all claims asserted with respect thereto. Each such notification shall be accompanied by a statement describing the relevant goods and the location thereof. Obligor shall not settle or adjust any dispute or claim, grant any discount, credit or allowance, or accept any return of merchandise except in the ordinary course of business. When Obligor receives collateral of any kind by reason of transactions between itself and its customers or account debtors, it will hold the same on Secured Party's behalf, subject to Secured Party's instructions, as property forming part of the Receivables.

            (d) Except as otherwise provided in Section 14, Obligor shall continue to collect, at its own expense, all amounts due or to become due to Obligor under the Receivables. In connection with such collections, Obligor may take (and, at Secured Party's direction, shall take) such action as Obligor or Secured Party may deem necessary or advisable to enforce collection of its Receivables; provided, however, that Secured Party shall have the right, at any time and from time to time, whether or not an Event of Default shall have occurred, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due thereunder directly to Secured Party and, upon such notification and at the expense of Obligor, to enforce collection of any amount, payment, or other terms thereof, upon terms which it considers advisable. Any amounts received or collected by Secured Party pursuant to this subsection shall be held as cash collateral and applied as provided in Section 14(b). After such notification, and in any event after the occurrence and during the continuance of an Event of Default, (i) all amounts or proceeds received or collected by Obligor in respect of Receivables shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Obligor, and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in
Section 14(b), and (ii) Obligor shall not adjust, settle, or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereunder, or allow any credit or discount thereon.

            (e) Secured Party shall have the right from time to time to communicate directly with account debtors and obligors on the Receivables and to do test verifications of the Receivables.

            SECTION 8.  Transfers and Other Liens.  Obligor shall not:

                  (a) Sell, assign (by operation of law or otherwise), or otherwise dispose of any of the Collateral except sales of inventory in the ordinary course of business.

                  (b) Create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, other than existing liens set forth on Schedule 2 hereto.

            SECTION 9. Secured Party Appointed Attorney-in-Fact. Obligor hereby irrevocably appoints Secured Party as its attorney-in-fact, with full authority in the place and stead of Obligor and in the name of Obligor, Secured Party, or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to sign in the name and on behalf of Obligor any financing statements or other papers required under Section 4;

                  (b) to obtain and adjust insurance required to be paid to Secured Party pursuant to Section 5;

                  (c) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (d) to receive, indorse, and collect any drafts or other instruments, documents, and chattel paper in connection with subsection (b) or (c) above; and

                  (e) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

            Obligor hereby ratifies and approves all acts of Secured Party as such attorney-in-fact. Secured Party shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error in judgment or mistake of fact or law, but only for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all Liabilities have been fully satisfied and until Secured Party is no longer committed to allow additional Liabilities to be incurred. Any amounts received or collected by Secured Party in its capacity as such attorney-in-fact shall be held as cash collateral and applied as provided in Section 14(b).

            SECTION 10. Secured Party May Perform. If Obligor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Obligor under Section 15(b).

            SECTION 11. Secured Party's Duties. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

            SECTION 12. Inspection Rights. Secured Party at all times shall have access to inspect, audit, and make extracts from all of Obligor's records, files, and books of account relating to the Collateral, and Obligor shall deliver any document or instrument necessary for Secured Party to obtain records from any service bureau maintaining records for Obligor. Secured Party may also, at all reasonable times, examine and inspect inventory and other Collateral owned by Obligor. Obligor shall, at Secured Party's request, take all steps necessary to facilitate such inspection.

            SECTION 13. Default. "Event of Default" means nonpayment of any of the Liabilities when due (whether at stated maturity or upon demand, acceleration of maturity or otherwise), any other default with respect to the Liabilities (including any Event of Default as provided in the Credit Agreement), any failure by Obligor to perform any of its obligations under this Agreement or any other agreement, instrument, or document evidencing or securing any of the Liabilities, or any breach of any representation or warranty made by Obligor in connection with the transactions contemplated by this Agreement or any other agreement, instrument, or document evidencing or securing any of the Liabilities; provided, however, that except for nonpayment of interest or principal when due under promissory notes of Obligor payable to Secured Party and except as provided in Section 6.1(d) or (e) of the Credit Agreement, no Event of Default shall be deemed to have occurred unless such default, failure or breach continues for thirty (30) days following written notice from Secured Party.

            SECTION 14. Remedies. If any Event of Default shall have occurred and be continuing:

                  (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") and other applicable laws and agreements, as they may be amended from time to time, and also may (i) require Obligor to, and Obligor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble the tangible Collateral as directed by Secured Party and make it available to Secured Party at a place or places to be designated by Secured Party which are reasonably convenient to Secured Party and Obligor and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Obligor agrees that, to the extent notice of sale shall be required by law, at least five business days' notice to Obligor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party (without interest) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 15) in whole or in part by Secured Party against, all or any part of the Liabilities in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Liabilities shall be paid over to Obligor or to whosoever may be lawfully entitled to receive such surplus.

            SECTION 15. Indemnity and Expenses. (a) Obligor agrees to indemnify Secured Party (including any partner, officer, employee, director or agent of the Secured Party) from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from Secured Party's gross negligence or willful misconduct.

                  (b) Obligor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) the preparation, administration and amendment of this Agreement, (ii) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of Secured Party, or (iv) the failure by Obligor to perform or observe any of the provisions hereof.

            SECTION 16. Amendments, Indulgences, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Obligor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party and Obligor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Secured Party in the exercise of any right, power, or remedy under this Agreement shall constitute a waiver thereof, or prevent the exercise thereof in that or any other instance.

            SECTION 17. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made, (a) if delivered by hand against receipt, on the date of such delivery, or (b) if deposited in the mails, postage prepaid, registered or certified mail, return receipt requested, on the third day following the date of postmark, addressed as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:

If to Obligor:

For notices sent prior to May 1, 1998:

      Sonics & Materials, Inc.
      West Kenosia Avenue
      Danbury, CT  06810
      Attn: Robert S. Soloff, President
      Attn: Lauren H. Soloff, Vice President - Legal Affairs and Investor Relations
      Facsimile:  (203) 798-8350


For notices sent after to May 1, 1998:

      Sonics & Materials, Inc.
      55 Church Hill Road
      Newtown, CT  06470
      Attn: Robert S. Soloff, President
      Attn: Lauren H. Soloff, Vice President - Legal Affairs and Investor Relations
      Facsimile:  (203) 798-8350


If to Secured Party:

      Brown Brothers Harriman & Co.
      59 Wall Street
      New York, New York  10005
      Attn:  Chief Credit Officer
      Fax No:  212-493-7280

            SECTION 18. Continuing Security Interest; etc. This Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon Obligor, its heirs, administrators, successors, and assigns and (b) inure to the benefit of Secured Party and its successors, transferees, and assigns. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for the payment or performance of the Liabilities and no security taken hereafter as security for payment or performance of the Liabilities shall impair in any manner or affect this Agreement or the security interest granted hereby, all such present and future additional security to be considered as one general, continuing security. Any of the Collateral may be released from this Agreement without altering, varying, or diminishing in any way this Agreement or the security interest granted hereby as to the Collateral not expressly released, and this Agreement and such security interest shall continue in full force and effect as to all of the Collateral not expressly released.

            SECTION 19. Representations and Warranties. Obligor represents and warrants to Secured Party that:

            (a) Obligor has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Obligor has been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by Obligor and constitutes its valid and binding obligation, enforceable against Obligor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

            (b) The execution, delivery and performance of this Agreement by Obligor will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on Obligor, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or, except as expressly provided herein, result in the creation of any lien, security interest, charge or encumbrance upon any of its properties, assets or outstanding stock under its Articles of Incorporation or By-Laws or any indenture, mortgage, lease, agreement or other instrument to which Obligor is a party or by which it or any of its properties is bound.

            SECTION 20. Governing Law; Consent to Jurisdiction; etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Obligor consents to the jurisdiction of the courts of New York and of the courts of the United States sitting in New York in any litigation concerning this Agreement, and Obligor waives any objection based on venue or inconvenient forum. Obligor waives any right to trial by jury in any litigation involving this Agreement. Unless otherwise defined herein, terms defined in the Code as in effect in New York on the date hereof (including the terms "inventory," "accounts," "general intangibles," "chattel paper," "instruments," "equipment," "fixtures," "proceeds," "products," "documents," "financial assets" and "investment property") are used herein as therein defined as of such date. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

            SECTION 21. Severability. The provisions of this Agreement are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part.

            IN WITNESS WHEREOF, Obligor, intending to be legally bound, has executed or caused the execution of this Agreement, under seal, as of the date first above written.


                                    SONICS & MATERIALS, INC.


                                    By:_____________________________________
                                          Name:
                                          Title:


                                    Per pro. BROWN BROTHERS HARRIMAN & CO.


                                    By:_____________________________________

PHTRANS:169334_4.WP5
                                  SCHEDULE 1


Locations of chief place of business and executive office:

Prior to May 1, 1998:                On or After May 1, 1998:

Sonics & Materials, Inc.             Sonics & Materials, Inc.
West Kenosia Avenue                  55 Church Hill Road
Danbury, CT  06810                   Newtown, CT  06470


Locations of records concerning Receivables, financial assets, investment property, originals of chattel paper:

Prior to May 1, 1998:                On or After May 1, 1998:

Sonics & Materials, Inc.             Sonics & Materials, Inc.
West Kenosia Avenue                  55 Church Hill Road
Danbury, CT  06810                   Newtown, CT  06470


Locations of Inventory and Equipment:

Prior to May 1, 1998:                On or After May 1, 1998:

Sonics & Materials, Inc.             Sonics & Materials, Inc.
West Kenosia Avenue                  55 Church Hill Road
Danbury, CT  06810                   Newtown, CT  06470

In addition, at all times on or after the date of this Security Agreement, Inventory and Equipment is located at the following additional locations:

TOOLTEX                              ULTRA SONIC SEAL
6160 Seeds Road                      368 Turner Way
Grove City, OH  43123-8603           Aston, PA  19014

SONICS & MATERIALS, INC.             SONICS & MATERIALS, INC.
501 Weston Ridge Drive               22 Chemin du Vernay
Naperville, IL  60563                CH-1196 Gland
                                     Switzerland